Exhibit 99.1

Ameris Bancorp Announces Financial Results For First Quarter 2021

ATLANTA, April 22, 2021 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $125.0 million, or $1.79 per diluted share, for the quarter ended March 31, 2021, compared with $19.3 million, or $0.28 per diluted share, for the quarter ended March 31, 2020. The increase in net income is primarily attributable to a reduction in provision for credit losses of $69.6 million and an increase in mortgage banking activity for the quarter of $63.2 million. The Company reported adjusted net income of $115.7 million, or $1.66 per diluted share, for the quarter ended March 31, 2021, compared with $39.2 million, or $0.56 per diluted share, for the same period in 2020. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, certain legal expenses, gain on bank owned life insurance ("BOLI") proceeds, (gain)/loss on sale of bank premises and expenses related to the COVID-19 pandemic.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "We are pleased with our first quarter results, where we saw solid loan growth, increases in core deposits, stable credit, robust fees and continued momentum in our banking division efficiency initiatives. An improving economy, which resulted in a reversal of provision expense and a recovery of previous MSR (mortgage servicing right) impairment, along with the tremendous core earnings power of Ameris, resulted in tangible book value growth of 6.7% this quarter. Our teammates have continued to remain focused on our key initiatives of superior and innovative customer service, which delivers top-in-class financial results. We are excited about the opportunities we see in our markets and the strength that we have going into the remainder of 2021."

Significant items from the Company's results for the first quarter of 2021 include the following:

  Net income of $125.0 million, or $1.79 per diluted share, compared with $94.3 million, or $1.36 per diluted share, in the fourth quarter of 2020
  Growth in tangible book value of 6.7%, or $1.58 per share, to $25.27 at March 31, 2021, compared with $23.69 at December 31, 2020
  Growth in total revenue of $7.4 million, or 2.7%, compared with the fourth quarter of 2020
  Adjusted return on average assets of 2.26%, compared with 2.04% in the fourth quarter of 2020
  Mortgage production remained strong and retail mortgage pipeline ended $326.7 million higher than at December 31, 2020
  Adjusted efficiency ratio of 54.62%, compared with 52.67% in the fourth quarter of 2020 and 59.87% in the first quarter of 2020
  Net interest margin of 3.57%, compared with 3.64% in the fourth quarter of 2020
  Continued growth in noninterest bearing deposits representing 38.07% of total deposits, up from 36.27% at December 31, 2020 and 30.53% a year ago
  Annualized net charge-offs of 0.12% of average total loans

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2021	2020
Net income available to common shareholders	$124,962	$19,322

Adjustment items:
Merger and conversion charges	—	540
Servicing right impairment (recovery)	(10,639)	22,165
Gain on BOLI proceeds	(603)	—
Expenses related to SEC and DOJ investigation	—	1,443
Natural disaster and pandemic charges (Note 1)	—	548
(Gain) loss on sale of premises	(264)	470
Tax effect of adjustment items (Note 2)	2,290	(5,283)
After-tax adjustment items	(9,216)	19,883
Adjusted net income	$115,746	$39,205

Reported net income per diluted share	$1.79	$0.28
Adjusted net income per diluted share	$1.66	$0.56

Reported return on average assets	2.44%	0.43%
Adjusted return on average assets	2.26%	0.87%

Reported return on average common equity	18.80%	3.16%
Adjusted return on average tangible common equity	27.66%	10.98%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges for 1Q20 are nondeductible for tax purposes.

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for the first quarter of 2021 totaled $166.2 million, compared with $164.8 million for the fourth quarter of 2020 and $149.0 million for the first quarter of 2020. The Company's net interest margin was 3.57% for the first quarter of 2021, down from 3.64% reported for the fourth quarter of 2020 and 3.70% reported for the first quarter of 2020. The decrease in net interest margin in the current quarter is attributable to excess liquidity held on the balance sheet, as the average balance in interest-bearing deposits in banks increased materially during the quarter. The yield on earning assets declined 13 basis points due to this excess liquidity, and the decline was partially offset by improvement in the cost of interest-bearing liabilities of 9 basis points during the quarter. Accretion income for the first quarter of 2021 increased to $6.1 million, compared with $4.7 million for the fourth quarter of 2020, and decreased from $6.6 million for the first quarter of 2020. The increase in accretion income for the first quarter is primarily attributable to increased payoffs of acquired loans during the first quarter of 2021.

Yields on loans increased to 4.53% during the first quarter of 2021, compared with 4.41% for the fourth quarter of 2020, and decreased from 5.02% reported for the first quarter of 2020. Contributing to interest income on loans for the first quarter of 2021 was $9.2 million related to accelerated fee income on Paycheck Protection Program ("PPP") loan forgiveness, compared with $6.3 million in the fourth quarter of 2020. Loan production in the banking division during the first quarter of 2021 was $600.6 million, with weighted average yields of 3.80%, compared with $785.0 million and 3.86%, respectively, in the fourth quarter of 2020, but was below pre-pandemic levels seen in the first quarter last year of $918.4 million and 4.55%, respectively. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $7.5 billion during the first quarter of 2021, with weighted average yields of 3.15%, compared with $7.7 billion and 3.25%, respectively, during the fourth quarter of 2020 and $4.0 billion and 4.15%, respectively, during the first quarter of 2020. Loan production yields in the lines of business were negatively impacted 11 basis points during the first quarter of 2021 by originations of PPP loans in our SBA division.

Interest expense during the first quarter of 2021 decreased to $13.0 million, compared with $15.3 million in the fourth quarter of 2020 and $34.8 million in the first quarter of 2020. The Company's total cost of funds moved six basis points lower to 0.30% in the first quarter of 2021 as compared with the fourth quarter of 2020. Deposit costs also decreased six basis points during the first quarter of 2021 to 0.16%, compared with 0.22% in the fourth quarter of 2020. Costs of interest-bearing deposits decreased during the quarter from 0.34% in the fourth quarter of 2020 to 0.25% in the first quarter of 2021.

Noninterest Income
Noninterest income increased $5.8 million, or 5.2%, in the first quarter of 2021 to $118.0 million, compared with $112.1 million for the fourth quarter of 2020, primarily as a result of increased mortgage banking activity and other noninterest income, as further discussed below.

Mortgage banking activity increased $3.3 million, or 3.5%, to $98.5 million in the first quarter of 2021, compared with $95.2 million for the fourth quarter of 2020. This increase was the result of a recovery of previously recorded servicing right impairment, partially offset by a decrease in gain on sale of loans. Gain on sale spreads decreased to 3.95% in the first quarter of 2021 from 4.34% for the fourth quarter of 2020. Total production in the retail mortgage division decreased to $2.64 billion in the first quarter of 2021, compared with $2.81 billion for the fourth quarter of 2020. Mortgage banking activity was positively impacted during the first quarter of 2021 by a $9.7 million servicing right recovery, compared with an impairment of $9.1 million for the fourth quarter of 2020. The retail mortgage open pipeline was $2.33 billion at the end of the first quarter of 2021, compared with $2.00 billion at December 31, 2020.

Service charge revenue decreased $636,000, or 5.5%, to $10.8 million in the first quarter of 2021, compared with $11.5 million for the fourth quarter of 2020, resulting from a decrease in volume. Other noninterest income increased $3.1 million, or 69.3%, in the first quarter of 2021 to $7.7 million, compared with $4.5 million for the fourth quarter of 2020, primarily as a result of a SBA servicing right recovery of $906,000 in the first quarter of 2021, compared with an impairment of $355,000 for the fourth quarter of 2020, a gain on BOLI proceeds of $603,000 and an increase in gain on sale of loans of $765,000.

Noninterest Expense
Noninterest expense decreased $2.3 million, or 1.5%, to $148.8 million during the first quarter of 2021, compared with $151.1 million for the fourth quarter of 2020. During the first quarter of 2021, the Company recorded a net gain of $264,000 related to sale of premises. During the fourth quarter of 2020, the Company recorded $258,000 in charges to earnings related to certain legal expenses and natural disaster and pandemic charges, partially offset by a gain on sale of premises. Excluding these charges, adjusted expenses decreased approximately $1.8 million, or 1.2%, to $149.1 million in the first quarter of 2021, from $150.9 million in the fourth quarter of 2020. The majority of this decrease is attributable to a $765,000 expense related to the final termination of the remaining loss-share agreements with the FDIC and a $1.0 million donation to the Ameris Bank Foundation recorded in the fourth quarter of 2020. The adjusted efficiency ratio was 54.62% in the first quarter of 2021, compared with 52.67% in the fourth quarter of 2020.

Income Tax Expense
The Company's effective tax rate for the first quarter of 2021 was 23.2%, compared with 25.2% in the fourth quarter of 2020. The decreased rate for the first quarter of 2021 was primarily a result of a large return to provision adjustment made when the Company filed its 2019 income tax returns in the fourth quarter of 2020.

Balance Sheet Trends
Total assets at March 31, 2021 were $21.43 billion, compared with $20.44 billion at December 31, 2020. Total loans, including loans held for sale, were $16.11 billion at March 31, 2021, compared with $15.65 billion at December 31, 2020. Total loans held for investment were $14.60 billion at March 31, 2021, compared with $14.48 billion at December 31, 2020, an increase of $118.9 million, or 0.8%. Loan production in the banking division during the first quarter of 2021 was down 23% from the fourth quarter of 2020 and 35% from the first quarter of 2020.

At March 31, 2021, total deposits amounted to $17.88 billion, or 97.0% of total funding, compared with $16.96 billion and 96.8%, respectively, at December 31, 2020. At March 31, 2021, noninterest-bearing deposit accounts were $6.80 billion, or 38.1% of total deposits, compared with $6.15 billion, or 36.3% of total deposits, at December 31, 2020. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $10.99 billion at March 31, 2021, compared with $10.23 billion at December 31, 2020. These funds represented 61.5% of the Company's total deposits at March 31, 2021, compared with 60.3% at the end of 2020.

Shareholders' equity at March 31, 2021 totaled $2.76 billion, an increase of $110.5 million, or 4.2%, from December 31, 2020. The increase in shareholders' equity was primarily the result of earnings of $125.0 million during the first quarter of 2021, partially offset by dividends declared. Tangible book value per share was $25.27 at March 31, 2021, compared with $23.69 at December 31, 2020. Tangible common equity as a percentage of tangible assets was 8.62% at March 31, 2021, compared with 8.47% at the end of 2020.

Credit Quality
Credit quality remains strong in the Company. During the first quarter of 2021, the Company recorded a provision for credit losses reversal of $28.6 million, compared with a provision reversal of $1.5 million in the fourth quarter of 2020. This decrease in provision was primarily attributable to improvements in forecast economic conditions, particularly levels of unemployment, home prices and commercial real estate prices, compared with forecast conditions during the fourth quarter of 2020. The positive impact of the improved economic forecast was partially offset, however, by growth in adverse qualitative factors in our commercial real estate and consumer installment portfolios. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and monitoring the level of modifications on an ongoing basis, such that loans remaining on deferral at the end of the first quarter of 2021 equaled approximately 1.9% of total loans, down from approximately 2.9% and 19.0% of total loans at the end of the fourth and second quarters of 2020, respectively. Nonperforming assets as a percentage of total assets decreased by eight basis points to 0.40% during the quarter. The net charge-off ratio was 12 basis points for the first quarter of 2021, compared with 70 basis points in the fourth quarter of 2020 and 14 basis points in the first quarter of 2020.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, April 23, 2021, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until May 7, 2021. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10153876. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 165 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers; collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2021	2020	2020	2020	2020
EARNINGS
Net income	$124,962	$94,285	$116,145	$32,236	$19,322
Adjusted net income	$115,746	$101,995	$116,879	$42,423	$39,205

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.80	$1.36	$1.68	$0.47	$0.28
Diluted	$1.79	$1.36	$1.67	$0.47	$0.28
Adjusted diluted EPS	$1.66	$1.47	$1.69	$0.61	$0.56
Cash dividends per share	$0.15	$0.15	$0.15	$0.15	$0.15
Book value per share (period end)	$39.56	$38.07	$36.91	$35.42	$35.10
Tangible book value per share (period end)	$25.27	$23.69	$22.46	$20.90	$20.44
Weighted average number of shares
Basic	69,391,734	69,252,307	69,230,667	69,191,778	69,247,661
Diluted	69,740,860	69,493,105	69,346,141	69,292,972	69,502,022
Period end number of shares	69,713,426	69,541,481	69,490,546	69,462,782	69,441,274
Market data
High intraday price	$57.81	$39.53	$27.81	$29.82	$43.79
Low intraday price	$36.60	$22.37	$19.91	$17.12	$17.89
Period end closing price	$52.51	$38.07	$22.78	$23.59	$23.76
Average daily volume	460,744	394,641	359,059	470,151	461,692

PERFORMANCE RATIOS
Return on average assets	2.44%	1.89%	2.33%	0.67%	0.43%
Adjusted return on average assets	2.26%	2.04%	2.35%	0.89%	0.87%
Return on average common equity	18.80%	14.30%	18.27%	5.23%	3.16%
Adjusted return on average tangible common equity	27.66%	25.04%	30.53%	11.66%	10.98%
Earning asset yield (TE)	3.85%	3.98%	4.02%	4.32%	4.56%
Total cost of funds	0.30%	0.36%	0.41%	0.52%	0.91%
Net interest margin (TE)	3.57%	3.64%	3.64%	3.83%	3.70%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	39.71%	38.37%	46.72%	39.35%	22.83%
Efficiency ratio	52.59%	54.83%	47.80%	54.70%	68.23%
Adjusted efficiency ratio (TE)	54.62%	52.67%	47.34%	51.08%	59.87%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.87%	12.95%	12.90%	12.38%	13.37%
Tangible common equity to tangible assets	8.62%	8.47%	8.27%	7.70%	8.25%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.62%	8.47%	8.27%	7.70%	8.25%
Effect of goodwill and other intangibles	4.25%	4.48%	4.63%	4.68%	5.12%
Equity to assets (GAAP)	12.87%	12.95%	12.90%	12.38%	13.37%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,815	1,816	1,807	1,832	1,865
Retail Mortgage Division	765	748	734	692	689
Warehouse Lending Division	12	12	11	9	9
SBA Division	29	24	33	42	44
Premium Finance Division	70	71	71	70	72
Total Ameris Bancorp FTE headcount	2,691	2,671	2,656	2,645	2,679

Assets per Banking Division FTE	$11,806	$11,255	$10,998	$10,848	$9,772
Branch locations	165	164	170	170	170
Deposits per branch location	$108,339	$103,401	$94,493	$91,705	$81,439

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2021	2020	2020	2020	2020
Interest income
Interest and fees on loans	$171,157	$171,971	$172,351	$175,345	$171,242
Interest on taxable securities	6,118	6,398	7,259	9,347	10,082
Interest on nontaxable securities	141	150	159	157	157
Interest on deposits in other banks	522	252	153	123	1,211
Interest on federal funds sold	12	12	12	46	76
Total interest income	177,950	178,783	179,934	185,018	182,768

Interest expense
Interest on deposits	6,798	8,870	11,822	14,273	24,102
Interest on other borrowings	6,175	6,457	5,574	6,931	10,721
Total interest expense	12,973	15,327	17,396	21,204	34,823

Net interest income	164,977	163,456	162,538	163,814	147,945

Provision for loan losses	(16,579)	(6,700)	26,692	68,449	37,047
Provision for unfunded commitments	(11,839)	5,481	(10,131)	19,712	4,000
Provision for other credit losses	(173)	(291)	1,121	—	—
Provision for credit losses	(28,591)	(1,510)	17,682	88,161	41,047
Net interest income after provision for credit losses	193,568	164,966	144,856	75,653	106,898

Noninterest income
Service charges on deposits accounts	10,829	11,465	10,914	9,922	11,844
Mortgage banking activity	98,486	95,192	138,627	104,925	35,333
Other service charges, commissions and fees	1,016	965	1,039	949	961
Gain (loss) on securities	(12)	—	—	14	(9)
Other noninterest income	7,654	4,521	8,438	5,150	6,250
Total noninterest income	117,973	112,143	159,018	120,960	54,379

Noninterest expense
Salaries and employee benefits	95,985	92,466	96,698	95,168	75,946
Occupancy and equipment expenses	11,781	12,709	13,805	13,807	12,028
Data processing and telecommunications expenses	11,884	11,323	12,226	10,514	11,954
Credit resolution related expenses(1)	547	1,156	802	950	2,198
Advertising and marketing expenses	1,431	3,267	966	1,455	2,358
Amortization of intangible assets	4,126	4,190	4,190	5,601	5,631
Merger and conversion charges	—	—	(44)	895	540
Other noninterest expenses	23,044	26,005	25,049	27,378	27,398
Total noninterest expense	148,798	151,116	153,692	155,768	138,053

Income before income tax expense	162,743	125,993	150,182	40,845	23,224
Income tax expense	37,781	31,708	34,037	8,609	3,902
Net income	$124,962	$94,285	$116,145	$32,236	$19,322

Diluted earnings per common share	$1.79	$1.36	$1.67	$0.47	$0.28

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Assets
Cash and due from banks	$224,159	$203,349	$257,026	$292,899	$255,312
Federal funds sold and interest-bearing deposits in banks	2,534,969	1,913,957	494,765	428,560	396,844
Time deposits in other banks	249	249	249	249	249
Investment securities available for sale, at fair value	859,652	982,879	1,117,436	1,238,896	1,353,040
Other investments	27,620	28,202	47,329	76,453	81,754
Loans held for sale, at fair value	1,509,528	1,167,659	1,414,889	1,736,397	1,398,229

Loans, net of unearned income	14,599,805	14,480,925	14,943,593	14,503,157	13,094,106
Allowance for credit losses	(178,570)	(199,422)	(231,924)	(208,793)	(149,524)
Loans, net	14,421,235	14,281,503	14,711,669	14,294,364	12,944,582

Other real estate owned	8,841	11,880	17,969	23,563	21,027
Premises and equipment, net	231,550	222,890	231,278	230,118	231,347
Goodwill	928,005	928,005	928,005	928,005	931,947
Other intangible assets, net	67,848	71,974	76,164	80,354	85,955
Cash value of bank owned life insurance	176,575	176,467	175,605	175,011	176,239
Deferred income taxes, net	22,367	33,314	53,039	56,306	24,196
Other assets	414,529	416,310	348,428	311,454	323,827
Total assets	$21,427,127	$20,438,638	$19,873,851	$19,872,629	$18,224,548

Liabilities
Deposits
Noninterest-bearing	$6,804,776	$6,151,070	$5,909,316	$5,595,868	$4,226,253
Interest-bearing	11,071,097	10,806,753	10,154,490	9,993,950	9,618,365
Total deposits	17,875,873	16,957,823	16,063,806	15,589,818	13,844,618
Federal funds purchased and securities sold under agreements to repurchase	9,320	11,641	9,103	12,879	15,160
Other borrowings	425,231	425,155	875,255	1,418,336	1,543,371
Subordinated deferrable interest debentures	124,833	124,345	123,860	123,375	122,890
FDIC loss-share payable, net	—	—	19,476	18,903	18,111
Other liabilities	234,274	272,586	217,668	249,188	243,248
Total liabilities	18,669,531	17,791,550	17,309,168	17,412,499	15,787,398

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,954	71,754	71,703	71,674	71,652
Capital stock	1,917,990	1,913,285	1,911,031	1,909,839	1,908,721
Retained earnings	785,984	671,510	587,657	481,948	460,153
Accumulated other comprehensive income, net of tax	26,090	33,505	37,252	39,613	39,551
Treasury stock	(44,422)	(42,966)	(42,960)	(42,944)	(42,927)
Total shareholders' equity	2,757,596	2,647,088	2,564,683	2,460,130	2,437,150
Total liabilities and shareholders' equity	$21,427,127	$20,438,638	$19,873,851	$19,872,629	$18,224,548

Other Data
Earning assets	$19,531,823	$18,573,871	$18,018,261	$17,983,712	$16,324,222
Intangible assets	995,853	999,979	1,004,169	1,008,359	1,017,902
Interest-bearing liabilities	11,630,481	11,367,894	11,162,708	11,548,540	11,299,786
Average assets	20,734,414	19,876,338	19,810,084	19,222,181	18,056,445
Average common shareholders' equity	2,695,005	2,622,942	2,529,471	2,478,373	2,456,617

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Allowance for Credit Losses
Balance at beginning of period	$233,105	$260,417	$246,295	$167,315	$39,266

CECL adoption impact on allowance for loan losses	—	—	—	—	78,661
CECL adoption impact on allowance for unfunded commitments	—	—	—	—	12,714
Total CECL adoption impact	—	—	—	—	91,375

Provision for loan losses	(16,579)	(6,700)	26,692	68,449	37,047
Provision for unfunded commitments	(11,839)	5,481	(10,131)	19,712	4,000
Provision for other credit losses	(173)	(291)	1,121	—	—
Provision for credit losses	(28,591)	(1,510)	17,682	88,161	41,047

Charge-offs	7,574	29,094	7,370	11,282	6,718
Recoveries	3,301	3,292	3,810	2,101	2,345
Net charge-offs	4,273	25,802	3,560	9,181	4,373

Ending balance	$200,241	$233,105	$260,417	$246,295	$167,315

Allowance for loan losses	$178,570	$199,422	$231,924	$208,793	$149,524
Allowance for unfunded commitments	21,014	32,853	27,372	37,502	17,791
Allowance for other credit losses	657	830	1,121	—	—
Total allowance for credit losses	$200,241	$233,105	$260,417	$246,295	$167,315

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$2,370	$5,960	$1,715	$486	$2,486
Consumer installment	1,448	2,861	677	962	1,142
Indirect automobile	829	658	697	1,016	1,231
Premium Finance	1,343	2,240	1,158	1,904	831
Real estate - construction and development	26	—	9	74	—
Real estate - commercial and farmland	1,395	17,284	2,977	6,315	928
Real estate - residential	163	91	137	525	100
Total charge-offs	7,574	29,094	7,370	11,282	6,718

Recoveries
Commercial, financial and agricultural	727	754	470	303	362
Consumer installment	356	480	516	436	321
Indirect automobile	700	637	317	359	344
Premium Finance	1,122	605	1,224	676	684
Real estate - construction and development	167	125	182	168	342
Real estate - commercial and farmland	41	439	904	21	85
Real estate - residential	188	252	197	138	207
Total recoveries	3,301	3,292	3,810	2,101	2,345

Net charge-offs	$4,273	$25,802	$3,560	$9,181	$4,373

Non-Performing Assets
Nonaccrual loans	$71,189	$76,457	$138,163	$77,745	$77,866
Other real estate owned	8,841	11,880	17,969	23,563	21,027
Repossessed assets	840	544	258	1,348	783
Accruing loans delinquent 90 days or more	5,097	8,326	7,003	15,126	11,974
Total non-performing assets	$85,967	$97,207	$163,393	$117,782	$111,650

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.40%	0.48%	0.82%	0.59%	0.61%
Net charge-offs as a percent of average loans (annualized)	0.12%	0.70%	0.10%	0.27%	0.14%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Loans by Type
Commercial, financial and agricultural	$1,611,029	$1,627,477	$1,879,788	$1,839,921	$827,392
Consumer installment	257,097	306,995	450,810	575,782	520,592
Indirect automobile	482,637	580,083	682,396	739,543	937,736
Mortgage warehouse	880,216	916,353	995,942	748,853	547,328
Municipal	659,228	659,403	725,669	731,508	749,633
Premium Finance	706,379	687,841	710,890	690,584	661,845
Real estate - construction and development	1,533,234	1,606,710	1,628,255	1,641,744	1,628,367
Real estate - commercial and farmland	5,616,826	5,300,006	5,116,252	4,804,420	4,516,451
Real estate - residential	2,853,159	2,796,057	2,753,591	2,730,802	2,704,762
Total loans	$14,599,805	$14,480,925	$14,943,593	$14,503,157	$13,094,106

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$930	$521	$459	$591	$575
Consumer installment	27	32	36	42	4
Indirect automobile	1,931	2,277	2,689	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	—	—	159
Real estate - construction and development	501	506	510	919	925
Real estate - commercial and farmland	59,398	36,707	56,417	5,252	5,587
Real estate - residential	33,324	38,800	28,777	30,253	22,775
Total accruing troubled debt restructurings	$96,111	$78,843	$88,888	$37,057	$30,025
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$854	$849	$1,002	$1,034	$334
Consumer installment	53	56	64	67	105
Indirect automobile	321	461	482	—	—
Mortgage warehouse	—	—	—	—	—
Municipal	—	—	—	—	—
Premium Finance	—	—	—	—	—
Real estate - construction and development	706	707	709	307	289
Real estate - commercial and farmland	2,233	1,401	19,942	1,878	2,415
Real estate - residential	2,818	2,671	4,477	2,231	3,078
Total nonaccrual troubled debt restructurings	$6,985	$6,145	$26,676	$5,517	$6,221
Total troubled debt restructurings	$103,096	$84,988	$115,564	$42,574	$36,246

Loans by Risk Grade
Grade 1 - Prime credit	$1,381,205	$1,368,661	$1,845,900	$1,789,709	$774,956
Grade 2 - Strong credit	893,387	869,581	838,267	801,273	785,770
Grade 3 - Good credit	6,805,583	6,624,154	6,189,269	5,784,754	5,772,834
Grade 4 - Satisfactory credit	4,507,148	4,794,672	4,989,617	5,643,133	4,353,733
Grade 5 - Fair credit	616,896	452,350	643,502	212,667	1,131,128
Grade 6 - Other assets especially mentioned	135,213	108,541	151,501	108,704	106,885
Grade 7 - Substandard	260,369	262,947	285,537	162,917	168,561
Grade 8 - Doubtful	—	19	—	—	239
Grade 9 - Loss	4	—	—	—	—
Total loans	$14,599,805	$14,480,925	$14,943,593	$14,503,157	$13,094,106

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Earning Assets
Federal funds sold	$20,000	$20,000	$20,004	$24,265	$27,380
Interest-bearing deposits in banks	2,145,403	879,481	467,188	398,284	419,260
Time deposits in other banks	249	249	249	249	249
Investment securities - taxable	910,834	1,024,335	1,160,585	1,281,980	1,359,651
Investment securities - nontaxable	19,225	20,112	21,619	21,576	22,839
Other investments	27,516	31,552	64,656	79,143	73,972
Loans held for sale	1,284,821	1,281,762	1,507,481	1,614,080	1,587,131
Loans	14,453,975	14,752,664	14,688,317	13,915,406	12,712,997
Total Earning Assets	$18,862,023	$18,010,155	$17,930,099	$17,334,983	$16,203,479

Deposits
Noninterest-bearing deposits	$6,412,268	$5,970,672	$5,782,163	$5,061,578	$4,080,920
NOW accounts	3,182,245	2,968,596	2,718,315	2,441,305	2,287,947
MMDA	4,761,279	4,534,243	4,273,899	4,221,906	4,004,644
Savings accounts	823,039	793,414	749,314	692,382	643,422
Retail CDs	2,066,410	2,109,600	2,274,150	2,471,134	2,624,209
Brokered CDs	1,000	1,140	1,933	2,043	61,190
Total Deposits	17,246,241	16,377,665	15,799,774	14,890,348	13,702,332
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	9,284	9,929	10,483	12,452	15,637
FHLB advances	48,951	127,797	799,034	1,212,537	1,267,303
Other borrowings	376,260	376,295	272,443	269,300	269,454
Subordinated deferrable interest debentures	124,574	124,091	123,604	123,120	127,731
Total Non-Deposit Funding	559,069	638,112	1,205,564	1,617,409	1,680,125
Total Funding	$17,805,310	$17,015,777	$17,005,338	$16,507,757	$15,382,457

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Interest Income
Federal funds sold	$12	$13	$13	$45	$76
Interest-bearing deposits in banks	521	251	152	122	1,210
Time deposits in other banks	1	1	1	1	1
Investment securities - taxable	6,118	6,398	7,260	9,346	10,082
Investment securities - nontaxable (TE)	178	190	202	198	199
Loans held for sale	10,827	9,705	10,365	14,053	13,637
Loans (TE)	161,473	163,532	163,352	162,617	158,636
Total Earning Assets	$179,130	$180,090	$181,345	$186,382	$183,841

Accretion income (included above)	$6,127	$4,688	$6,525	$9,576	$6,562

Interest Expense
Interest-Bearing Deposits
NOW accounts	$926	$1,091	$1,394	$1,265	$2,774
MMDA	1,998	2,326	2,823	3,764	9,748
Savings accounts	124	143	112	94	210
Retail CDs	3,744	5,301	7,484	9,136	11,064
Brokered CDs	6	9	9	14	306
Total Interest-Bearing Deposits	6,798	8,870	11,822	14,273	24,102
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	7	8	9	25	40
FHLB advances	192	245	661	1,686	5,109
Other borrowings	4,638	4,635	3,558	3,487	3,511
Subordinated deferrable interest debentures	1,338	1,569	1,346	1,733	2,061
Total Non-Deposit Funding	6,175	6,457	5,574	6,931	10,721
Total Interest-Bearing Funding	$12,973	$15,327	$17,396	$21,204	$34,823

Net Interest Income (TE)	$166,157	$164,763	$163,949	$165,178	$149,018

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2021	2020	2020	2020	2020
Earning Assets
Federal funds sold	0.24%	0.26%	0.26%	0.75%	1.12%
Interest-bearing deposits in banks	0.10%	0.11%	0.13%	0.12%	1.16%
Time deposits in other banks	1.63%	1.60%	1.60%	1.62%	1.62%
Investment securities - taxable	2.72%	2.48%	2.49%	2.93%	2.98%
Investment securities - nontaxable (TE)	3.75%	3.76%	3.72%	3.69%	3.50%
Loans held for sale	3.42%	3.01%	2.74%	3.50%	3.46%
Loans (TE)	4.53%	4.41%	4.42%	4.70%	5.02%
Total Earning Assets	3.85%	3.98%	4.02%	4.32%	4.56%

Interest-Bearing Deposits
NOW accounts	0.12%	0.15%	0.20%	0.21%	0.49%
MMDA	0.17%	0.20%	0.26%	0.36%	0.98%
Savings accounts	0.06%	0.07%	0.06%	0.05%	0.13%
Retail CDs	0.73%	1.00%	1.31%	1.49%	1.70%
Brokered CDs	2.43%	3.14%	1.85%	2.76%	2.01%
Total Interest-Bearing Deposits	0.25%	0.34%	0.47%	0.58%	1.01%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.31%	0.32%	0.34%	0.81%	1.03%
FHLB advances	1.59%	0.76%	0.33%	0.56%	1.62%
Other borrowings	5.00%	4.90%	5.20%	5.21%	5.24%
Subordinated deferrable interest debentures	4.36%	5.03%	4.33%	5.66%	6.49%
Total Non-Deposit Funding	4.48%	4.03%	1.84%	1.72%	2.57%
Total Interest-Bearing Liabilities	0.46%	0.55%	0.62%	0.75%	1.24%

Net Interest Spread	3.39%	3.43%	3.40%	3.57%	3.32%

Net Interest Margin(2)	3.57%	3.64%	3.64%	3.83%	3.70%

Total Cost of Funds(3)	0.30%	0.36%	0.41%	0.52%	0.91%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2021	2020	2020	2020	2020
Net income available to common shareholders	$124,962	$94,285	$116,145	$32,236	$19,322

Adjustment items:
Merger and conversion charges	—	—	(44)	895	540
Restructuring charges	—	—	50	1,463	—
Servicing right impairment (recovery)	(10,639)	9,501	412	7,989	22,165
Gain on BOLI proceeds	(603)	—	(103)	(845)	—
Expenses related to SEC and DOJ Investigation	—	53	268	1,294	1,443
Natural disaster and pandemic charges (Note 1)	—	235	470	2,043	548
(Gain) loss on sale of premises	(264)	(30)	(97)	281	470
Tax effect of adjustment items (Note 2)	2,290	(2,049)	(222)	(2,933)	(5,283)
After tax adjustment items	(9,216)	7,710	734	10,187	19,883
Adjusted net income	$115,746	$101,995	$116,879	$42,423	$39,205

Weighted average number of shares - diluted	69,740,860	69,493,105	69,346,141	69,292,972	69,502,022
Net income per diluted share	$1.79	$1.36	$1.67	$0.47	$0.28
Adjusted net income per diluted share	$1.66	$1.47	$1.69	$0.61	$0.56

Average assets	$20,734,414	$19,876,338	$19,810,084	$19,222,181	$18,056,445
Return on average assets	2.44%	1.89%	2.33%	0.67%	0.43%
Adjusted return on average assets	2.26%	2.04%	2.35%	0.89%	0.87%

Average common equity	$2,695,005	$2,622,942	$2,529,471	$2,478,373	$2,456,617
Average tangible common equity	$1,696,946	$1,620,742	$1,523,066	$1,462,871	$1,436,108
Return on average common equity	18.80%	14.30%	18.27%	5.23%	3.16%
Adjusted return on average tangible common equity	27.66%	25.04%	30.53%	11.66%	10.98%

Note 1:  Pandemic charges include "thank you" pay for certain employees, additional sanitizing expenses at our locations, protective equipment for our employees and branch locations, and additional equipment required to support our remote workforce.

Note 2: A portion of the merger and conversion charges for 1Q20 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Adjusted Noninterest Expense
Total noninterest expense	$148,798	$151,116	$153,692	$155,768	$138,053
Adjustment items:
Merger and conversion charges	—	—	44	(895)	(540)
Restructuring charges	—	—	(50)	(1,463)	—
Expenses related to SEC and DOJ Investigation	—	(53)	(268)	(1,294)	(1,443)
Natural disaster and pandemic charges	—	(235)	(470)	(2,043)	(548)
Gain (loss) on sale of premises	264	30	97	(281)	(470)
Adjusted noninterest expense	$149,062	$150,858	$153,045	$149,792	$135,052

Total Revenue
Net interest income	$164,977	$163,456	$162,538	$163,814	$147,945
Noninterest income	117,973	112,143	159,018	120,960	54,379
Total revenue	$282,950	$275,599	$321,556	$284,774	$202,324

Adjusted Total Revenue
Net interest income (TE)	$166,157	$164,763	$163,949	$165,178	$149,018
Noninterest income	117,973	112,143	159,018	120,960	54,379
Total revenue (TE)	284,130	276,906	322,967	286,138	203,397
Adjustment items:
(Gain) loss on securities	12	—	—	(14)	9
Gain on BOLI proceeds	(603)	—	(103)	(845)	—
Servicing right impairment (recovery)	(10,639)	9,501	412	7,989	22,165
Adjusted total revenue (TE)	$272,900	$286,407	$323,276	$293,268	$225,571

Efficiency ratio	52.59%	54.83%	47.80%	54.70%	68.23%
Adjusted efficiency ratio (TE)	54.62%	52.67%	47.34%	51.08%	59.87%

Tangible Book Value Per Share	Table 9C
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2021	2020	2020	2020	2020
Total shareholders' equity	$2,757,596	$2,647,088	$2,564,683	$2,460,130	$2,437,150
Less:
Goodwill	928,005	928,005	928,005	928,005	931,947
Other intangibles, net	67,848	71,974	76,164	80,354	85,955
Total tangible shareholders' equity	$1,761,743	$1,647,109	$1,560,514	$1,451,771	$1,419,248

Period end number of shares	69,713,426	69,541,481	69,490,546	69,462,782	69,441,274
Book value per share (period end)	$39.56	$38.07	$36.91	$35.42	$35.10
Tangible book value per share (period end)	$25.27	$23.69	$22.46	$20.90	$20.44

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
Banking Division
Net interest income	$112,816	$112,964	$119,562	$120,330	$118,375
Provision for credit losses	(23,904)	1,847	487	86,805	35,997
Noninterest income	16,738	15,659	15,265	14,468	17,773
Noninterest expense
Salaries and employee benefits	42,723	38,668	39,718	40,423	41,621
Occupancy and equipment expenses	10,120	10,958	11,955	11,679	10,347
Data processing and telecommunications expenses	10,201	9,608	9,716	8,919	10,797
Other noninterest expenses	19,710	25,806	21,517	27,997	30,645
Total noninterest expense	82,754	85,040	82,906	89,018	93,410
Income (loss) before income tax expense	70,704	41,736	51,434	(41,025)	6,741
Income tax expense (benefit)	18,456	13,992	13,453	(8,582)	275
Net income (loss)	$52,248	$27,744	$37,981	$(32,443)	$6,466

Retail Mortgage Division
Net interest income	$18,984	$19,908	$20,393	$24,302	$17,756
Provision for credit losses	(4,553)	(1,621)	15,051	423	1,997
Noninterest income	97,640	94,109	137,583	104,195	34,369
Noninterest expense
Salaries and employee benefits	49,838	50,165	53,500	50,003	31,097
Occupancy and equipment expenses	1,476	1,577	1,676	1,953	1,504
Data processing and telecommunications expenses	1,546	1,534	2,349	1,406	986
Other noninterest expenses	8,189	7,442	7,889	6,949	5,875
Total noninterest expense	61,049	60,718	65,414	60,311	39,462
Income before income tax expense	60,128	54,920	77,511	67,763	10,666
Income tax expense	12,627	11,535	16,112	14,231	2,408
Net income	$47,501	$43,385	$61,399	$53,532	$8,258

Warehouse Lending Division
Net interest income	$9,906	$9,017	$6,546	$5,026	$3,302
Provision for credit losses	(145)	1,673	495	403	(9)
Noninterest income	980	1,113	1,064	727	960
Noninterest expense
Salaries and employee benefits	330	296	266	209	210
Occupancy and equipment expenses	1	1	1	1	1
Data processing and telecommunications expenses	49	101	73	55	41
Other noninterest expenses	33	26	28	88	34
Total noninterest expense	413	424	368	353	286
Income before income tax expense	10,618	8,033	6,747	4,997	3,985
Income tax expense	2,230	1,687	1,431	1,049	837
Net income	$8,388	$6,346	$5,316	$3,948	$3,148

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2021	2020	2020	2020	2020
SBA Division
Net interest income	$16,635	$14,909	$8,966	$7,034	$2,181
Provision for credit losses	(547)	(2,997)	4,297	2,322	(903)
Noninterest income	2,611	1,247	5,106	1,570	1,277
Noninterest expense
Salaries and employee benefits	1,382	1,233	1,572	2,612	1,476
Occupancy and equipment expenses	106	100	97	97	97
Data processing and telecommunications expenses	1	1	4	15	13
Other noninterest expenses	295	363	595	359	515
Total noninterest expense	1,784	1,697	2,268	3,083	2,101
Income before income tax expense	18,009	17,456	7,507	3,199	2,260
Income tax expense	3,782	3,666	1,577	671	475
Net income	$14,227	$13,790	$5,930	$2,528	$1,785

Premium Finance Division
Net interest income	$6,636	$6,658	$7,071	$7,122	$6,331
Provision for credit losses	558	(412)	(2,648)	(1,792)	3,965
Noninterest income	4	15	—	—	—
Noninterest expense
Salaries and employee benefits	1,712	2,104	1,642	1,921	1,542
Occupancy and equipment expenses	78	73	76	77	79
Data processing and telecommunications expenses	87	79	84	119	117
Other noninterest expenses	921	981	934	886	1,056
Total noninterest expense	2,798	3,237	2,736	3,003	2,794
Income (loss) before income tax expense	3,284	3,848	6,983	5,911	(428)
Income tax expense (benefit)	686	828	1,464	1,240	(93)
Net income (loss)	$2,598	$3,020	$5,519	$4,671	$(335)

Total Consolidated
Net interest income	$164,977	$163,456	$162,538	$163,814	$147,945
Provision for credit losses	(28,591)	(1,510)	17,682	88,161	41,047
Noninterest income	117,973	112,143	159,018	120,960	54,379
Noninterest expense
Salaries and employee benefits	95,985	92,466	96,698	95,168	75,946
Occupancy and equipment expenses	11,781	12,709	13,805	13,807	12,028
Data processing and telecommunications expenses	11,884	11,323	12,226	10,514	11,954
Other noninterest expenses	29,148	34,618	30,963	36,279	38,125
Total noninterest expense	148,798	151,116	153,692	155,768	138,053
Income before income tax expense	162,743	125,993	150,182	40,845	23,224
Income tax expense	37,781	31,708	34,037	8,609	3,902
Net income	$124,962	$94,285	$116,145	$32,236	$19,322

CONTACT: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514